Exhibit 4.2

AMENDMENT TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment (this “Amendment”) to that Amended and Restated Investors’ Rights Agreement dated July 11, 2023 (the “IRA”) made by and among Lendbuzz Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A attached hereto (the “Investors”) and the stockholders listed on Schedule B attached hereto (the “Key Holders”, and together with the Company and the Investors, the “Parties”), is entered into as of August 15, 2023 (the “Effective Date”) by and among the Parties to the IRA.

W I T N E S S E T H

WHEREAS, certain Parties to the IRA have entered into the IRA on July 11, 2023; and

WHEREAS, the Company and certain of the Investors are parties to the Series D-1 Preferred Stock Purchase Agreement, as amended on the date hereof (the “Purchase Agreement”), pursuant to which certain of the Investors have agreed to purchase shares of the Series D-1 Preferred Stock, par value $0.001 per share (the “Series D-1 Preferred Stock”) and of the Series D-1A Preferred Stock, par value $0.001 per share (the “Series D-1A Preferred Stock”); and

WHEREAS, the Key Holders and the Company desire to further induce certain of the Investors to purchase the Series D-1 Preferred Stock and Series D-1A Preferred Stock under the Purchase Agreement; and

WHEREAS, the Company and the Parties to the IRA constituting the Preferred Majority wish to further amend, and modify certain terms of the IRA in accordance with Section 6.6 to the IRA;

NOW THEREFORE, in consideration of the mutual promises and undertakings as stipulated herein and therein the Parties to the IRA have agreed as follows:

1.	Interpretation. Capitalized terms contained herein shall have the same meaning ascribed to them in the IRA unless a different meaning is expressly ascribed to such term herein.

2.	Section 1 of the IRA shall be amended as follows:

2.1.	The definition of “Preferred Stock” shall be replaced in its entirety to read as follows:

“Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-2 Preferred Stock, Series C-2A Preferred Stock, Series D-A Preferred Stock, Series D Preferred Stock, ~~and~~Series D-1 Preferred Stock and Series D-1A Preferred Stock.

2.2.	The following definition shall be added:

“Series D-1A Preferred Stock” means Preferred D-1A Stock par value $0.001 per share.

3.	Section 4.1(d) of the IRA shall be replaced in its entirety, to read as follows:

“(d)

The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Series D-1 Preferred Stock and Series D-1A Preferred Stock to Additional Purchasers pursuant to Section 1.1(c) of the Purchase Agreement.”

4.	Except as amended herein, all other provisions of the IRA shall remain in full force and effect.

5.

This Amendment shall enter into effect immediately following the Effective Date and shall be deemed an integral and inseparable part of the IRA and the IRA shall be qualified by, and read together with, this Amendment.

6.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

[Remainder of Page was Intentionally Left Blank; Signature Pages Follow]

[Lendbuzz – Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

LENDBUZZ INC.

By:	/s/ Amitay Kalmar
Amitay Kalmar

Name:
(print)

Title:	CEO

Address:

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

Delaware Life Insurance Company

By:	/s/ James F. Alban
Name:	James F. Alban
Title:	Authorized Signer

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

[Lendbuzz – Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

MUFG INNOVATION PARTNERS NO. 1 INVESTMENT PARTNERSHIP

Acting through its General Partner

MUFG Innovation Partners Co., Ltd.

By:	/s/ Nobutake Suzuki
Name:	Nobutake Suzuki
Title:	President and CEO, MUFG Innovation Part

MUFG INNOVATION PARTNERS NO. 2 INVESTMENT PARTNERSHIP

Acting through its General Partner

MUFG Innovation Partners Co., Ltd.

By:	/s/ Nobutake Suzuki
Name:	Nobutake Suzuki
Title:	President and CEO, MUFG Innovation Part

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

ITHAN CREEK MASTER INVESTORS (CAYMAN) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Peter N. McIsaac
Name:	Peter N. McIsaac
Title:	Managing Director & Counsel

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

OG TECH VENTURES INTERNATIONAL LTD.

By:	/s/ Lorraine Davidson
Name:	LORRAINE DAVIDSON
Title:	DIRECTOR

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

[Lendbuzz – Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

83NORTH IV LIMITED PARTNERSHIP

By:	83 North IV G.P. L.P, its general partner

By:	83 North Manager IV, Ltd., its ultimate general partner

By:	83 North 2017 Ltd.

By:	/s/ Simona Cohen /s/ Laurel Bowden
Name:	Simona Cohen Laurel Bowden
Title:	CFO Partner

83NORTH FXV IV LIMITED PARTNERSHIP

By:	83North FXV III G.P. L.P, its general partner

By:	83North FXV Manager, Ltd., its ultimate general partner

By:	/s/ Simona Cohen /s/ Laurel Bowden
Name:	Simona Cohen Laurel Bowden
Title:	CFO Partner

83NORTH VII LIMITED PARTNERSHIP

By:	83North FXV III GP. L.P, its general partner

By:	83North FXV Manager, Ltd., its ultimate general partner

By:	/s/ Simona Cohen /s/ Laurel Bowden
Name:	Simona Cohen Laurel Bowden
Title:	CFO Partner

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

ARKIN COMMUNICATIONS LTD.

By:	/s/ Nir Arkin
Name:	Nir Arkin
Title:	Ceo

/s/ Nir Arkin
NIR ARKIN

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

KRELL PORTFOLIO ENTERPRISE L.P

By:	/s/ David Krell
Name:	David Krell
Title:	General Partner

/s/ David Krell
DAVID KRELL

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

/s/ Nachshon Akiva
Nachshon Akiva

(By power of attorney to the Company’s CEO)

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

VIOLA CREDIT ALTERNATIVE LENDING II (LB) SPV, LIMITED PARTNERSHIP

By:	/s/ Ruthi Furman /s/ Ido Vigdor
Name:	Ruthi Furman Ido Vigdor
Title:	Founder & General Partner General Partner

VIOLA CREDIT ALF II, L.P. (Formerly Viola Credit VI, L.P)

By:	/s/ Ruthi Furman /s/ Ido Vigdor
Name:	Ruthi Furman Ido Vigdor
Title:	Founder & General Partner General Partner

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

LENDBUZZ GCP HOLDINGS LLC

(Signing by means of power of attorney by and on behalf of the Gatewood Group stockholders listed below)

By:	/s/ Oren Monhite Yahav
Name:	Oren Monhite Yahav
Title:	Managing Member-Gatewood MM LLC

Gatewood Group Stockholders:

Gatewood Capital Investors LLC

Asterias Resources Ltd.

Elmo Capital US LLC

Adi Livnat

Waverly Abby Gate Partners

Itshak Shaked Assets Ltd.

Shmuel Gal Dymant

Mol Ventures Ltd.

HWK21 LLC

Doron Livnat

Aguri Holdings & Investments Ltd.

Yair Seroussi

Ofer Dar

Amir Aviv

Lardan Consultants (2001) Ltd.

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT